UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 27, 2022

Alfi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40294	30-1107078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

429 Lenox Avenue, Suite 547
Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 395-4520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALF	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.57	ALFIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Alfi, Inc. (the “Company”) on April 18, 2022 (the “April Form 8-K”), the Company and Lee Aerospace, Inc. (the “Lender”) entered into a Credit and Security Agreement (the “Credit Agreement”) pursuant to which the Lender made available to the Company a non-revolving line of credit, up to an aggregate principal amount of $2,500,000, on the terms and conditions set forth in the Credit Agreement. The Lender is wholly owned by an entity which is majority owned and controlled by James Lee, the Company’s Chairman of the Board of Directors. Mr. Lee is also President of the Lender. In addition, Mr. Lee and the Lender, together, beneficially own over 30% of the shares of the Company’s common stock.

On June 27, 2022, the Company and the Lender entered into Amendment No. 1 to the Credit and Security Agreement (“Amendment No. 1”) and an Amended and Restated Non-Revolving Line of Credit Note (the “Amended Note”), pursuant to which the non-revolving line of credit available to the Company from the Lender was increased to $2,750,000. The Amendment No. 1 and the Amended Note do not otherwise amend the terms of the Credit Agreement and related documents, a brief description of which is set forth in the April Form 8-K and is incorporated into this Item 1.01 by reference.

Through July 1, 2022, the Lender has funded to the Company $2,750,000 under the Credit Agreement, as amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures included in Item 1.01 above, including regarding Amendment No. 1 and the Amended Note, and the transactions completed thereby, are incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

Effective July 1, 2022, David Gardner, the Company’s Chief Technology Officer, resigned from such position in order to pursue other opportunities to accommodate personal circumstances.

As discussed above, the Company has borrowed the maximum amount available under the Credit Agreement. Since its inception, the Company has generated only nominal revenue from customers and business activity and currently has very limited cash on hand. The Company is endeavoring to raise additional capital through debt or equity financing, but there is no assurance that additional capital will be available on terms acceptable to the Company or will be sufficient to enable the Company to complete its development activities or sustain operations. If the Company is unable to raise sufficient additional capital to sustain operations, then it will have to further extend payables, reduce overhead, or scale back its current business plan until such additional capital is raised, any of which could have a material adverse effect on the Company. There is no assurance that such a plan will be successful. If the Company is unable to raise sufficient additional capital to sustain operations, then the Company will be required to pursue other alternatives which may include selling assets, selling or merging its business, ceasing operations or filing a petition for bankruptcy (either liquidation or reorganization) under applicable bankruptcy laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Amendment No. 1 to Credit and Security Agreement, dated June 27, 2022, between Alfi, Inc. and Lee Aerospace, Inc.

99.2	Amended and Restated Non-Revolving Line of Credit Note, dated June 27, 2022, made by Alfi, Inc. in favor of Lee Aerospace, Inc.

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALFI, INC.

By:	/s/ Peter Bordes
Peter Bordes
Interim Chief Executive Officer

Date: July 1, 2022